Exhibit 4.4
					     [EXECUTION COPY]




			      3,000,000
			       SHARES

		 FREEPORT-MCMORAN COPPER & GOLD INC.

		    DEPOSITARY SHARES, SERIES II

		  EACH REPRESENTING 0.05 SHARES OF
	     GOLD-DENOMINATED PREFERRED STOCK, SERIES II
		     (PAR VALUE $0.10 PER SHARE)

		     U.S. UNDERWRITING AGREEMENT



							 January 13, 1994


LEHMAN BROTHERS INC.
KIDDER, PEABODY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
S.G.WARBURG & CO. INC.
As Representatives (the "Representatives") for each of
  the several U.S. Underwriters named in Schedule 1,
c/o LEHMAN BROTHERS INC.
American Express Tower
World Financial Center
200 Vesey Street
New York, New York  10285

Dear Sirs:

	    Subject to  all of  the terms  and conditions  herein set  forth,
Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), proposes to sell to the U.S. Underwriters named in Schedule 1 hereto (the "U.S. Underwriters") 3,000,000 shares (the "Firm Stock") of the Company's Depositary Shares, Series II (the "Depositary Shares"), each representing
0.05 Shares of Gold-Denominated Preferred Stock, Series II, par value $0.10 per share (the "Securities"), and to grant to the U.S. Underwriters an option to purchase up to an additional 450,000 Depositary Shares (the "Option Stock"). The Securities are to be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") evidencing the Depositary Shares, which are to be issued by Mellon Securities Trust Company, as depositary (the "Depositary"), under a Deposit Agreement, to be dated as of January , 1994 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to con rm the agreement concerning the purchase of the Stock from the Company by the U.S. Underwriters.

	    It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of up to 855,594 Depositary Shares (consisting of 750,000 shares of International Firm Stock and up to 105,594 shares of International Option Stock (each as de ned therein)) (the "International Stock") through arrangements with certain underwriters outside the United States (collectively, the "International Managers"), for whom Lehman Brothers International (Europe), Kidder, Peabody International Limited, Merrill Lynch International Limited and S.G. Warburg Securities Ltd. are acting as lead managers. The U.S. Underwriters and the International Managers are simultaneously entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of Depositary Shares between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of Depositary Shares contemplated by the foregoing, one relating to the Stock and the other relating to the International Stock. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 10 herein, and except as the context may otherwise require, references herein to the Stock shall include all the Depositary Shares which may be sold pursuant to either this agreement or the International Underwriting Agreement, and reference herein to any prospectus whether in preliminary or nal form, and whether as amended or supplemented, shall include both the U.S. and international versions thereof.

	    1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

	    (a) A registration statement on Form S-3 (File No. 33-66098) with respect to, among other things, the Securities and the Depositary Shares representing the Securities, including a prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933 ("Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and led with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and led and any such amendment led after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement or preventing or suspending the use of any Preliminary Prospectus (as hereinafter de ned) has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement ("Prospectus Supplement") setting forth the terms of the Securities and the Depositary Shares and of their sale and distribution has been or will be so prepared and will be led pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without the consent of the Representatives, the Company will not, le a post-effective amendment after the time of execution of this Agreement and prior to the ling of such Prospectus Supplement (other than any
      document   led  under  the  Securities  Exchange  Act  of  1934    (the
      "Exchange  Act")  that  upon   ling is  deemed  to  be incorporated  by
      reference  therein).    Copies  of   such  registration  statement  and
      prospectus, any such amendment or supplement and all documents incorporated by reference therein that were led with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for each of the Representatives and for counsel for the Underwriters) have been delivered to the Representatives. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement", and the nal form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus". Each form of Prospectus, Prospectus Supplement, or Prospectus and Prospectus Supplement, if any, heretofore made available for use in offering the Securities is referred to herein as a "Preliminary Prospectus". Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to the ling of any document with the Commission deemed to be incorporated by reference therein that has not heretofore been delivered to the Representatives.

	    (b)   Each part of  the Registration Statement,  when such  part became or becomes effective, each Preliminary Prospectus, on the date of ling thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of ling thereof with the Commission and on each Delivery Date (as hereinafter de ned), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of ling thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of ling thereof with the Commission and on each Delivery Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Representative, through the Representatives by or on behalf of any U.S. Underwriter or by any International Manager speci cally for inclusion therein.

	    (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are led with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder.

	    (d) The consolidated nancial statements of the Company, P.T. Freeport Indonesia Company, a limited liability company organized under the laws of Indonesia and domesticated in Delaware ("PT-FI"), Eastern Mining Company, Inc., a Delaware corporation ("EMC"), and (where applicable) Rio Tinto Minera, S.A., a limited liability company organized under the laws of Spain ("RTM"), and the consolidated financial statements of RTM, included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated nancial position of the Company, PT-FI, EMC and (where applicable) RTM, and of RTM, respectively, as at the dates indicated and the consolidated results of operations and cash flows of such entities for the periods speci ed and have been prepared in conformity with generally accepted accounting principles (in the case of RTM, generally accepted accounting principles in Spain) applied on a consistent basis during the periods involved, except as indicated therein; and the unaudited pro forma nancial information included in the Company's current report on Form 8-K dated April 13, 1993 (as amended May 21, 1993 and August 5, 1993) complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

	    (e) The Company does not have any subsidiaries that would constitute signi cant subsidiaries within the meaning of Rule 405 under the Act other than PT-FI and RTM.

	    (f)   Each  of  the  Company,   EMC  and  RTM   has  been   duly
      incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; PT-FI has been domesticated in the State of Delaware and is in good standing under the laws of its jurisdiction of domestication and is a limited liability company duly organized under the laws of the Republic of Indonesia; each of the Company, PT-FI, EMC and RTM has full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus; and each of the Company, PT-FI and EMC has been duly quali ed as a foreign corporation for the transaction of business and is in good standing to the extent applicable under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such quali cation, except where the failure to be so quali ed or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, nancial position or results of operations of the Company and its subsidiaries.

	    (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company, PT-FI, EMC or RTM has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (other than changes resulting from exchanges of the Company's Zero Coupon Exchangeable Notes due
      2011), or any material adverse change in the prospects, or any material adverse change, or any development involving a prospective material adverse change, in the condition ( nancial or other), business, net worth or results of operations of the Company and its subsidiaries.

	    (h) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all the issued shares of capital stock of PT-FI and EMC have been duly and validly authorized and issued, are fully paid and non-assessable and the portion of such shares shown by the Prospectus as bene cially owned by the Company are so owned subject to no security interest, other encumbrance or adverse claim; and the shares of RTM subscribed for by the Company constitute all the issued and outstanding shares of RTM and the Company has good and marketable title to such shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares).

	    (i) The Securities and the Depositary Shares have been duly authorized by the Company and the Securities, when issued and delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable; when the Depositary Receipts are issued in accordance with the provisions of the Deposit Agreement, such Depositary Receipts will entitle the holders thereof to the rights speci ed in such Depositary Receipts and in the Deposit Agreement; and the issuance of the Securities and the Depositary Shares are not subject to the preemptive rights of any stockholder of the Company.

	    (j) Neither the Company nor any of its agents or other persons acting on its behalf (other than the U.S. Underwriters or the International Managers, as to which no representation is made), has marketed the Securities or the Depositary Shares as futures contracts or commodity options or, except to the extent necessary to describe the functioning of the Securities and Depositary Shares or to comply with applicable disclosure requirements, as having the characteristics of futures contracts or commodity options.

	    (k) The Deposit Agreement has been duly authorized, and when duly executed and delivered by the Company, the Deposit Agreement will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the persons in whose names such Depositary Receipts are registered will be entitled to the rights speci ed in such Depositary Receipts and in the Deposit Agreement.

	    (l) Pursuant to the terms of the Certi cate of Designations, the Securities are subject to mandatory redemption, out of funds legally available therefor, in whole by the Company on February 1, 2006.

	    (m) The Depositary Shares, the Deposit Agreement and the Securities conform, or when so issued will conform, in all material respects to the descriptions thereof contained in the Prospectus.

	    (n) The statements in the Prospectus under the captions "Relationship of the Company Group with the FTX Group", "Description of Preferred Stock" and "Description of Depositary Shares" and in the Prospectus Supplement under the captions "Description of Gold-Denominated Preferred Stock" and "Description of Depositary Shares", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters.

	    (o) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company, PT-FI, EMC or RTM is a party before or by any court or governmental agency or body, which could reasonably be expected to result in any material adverse change in the condition ( nancial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or would reasonably be expected to materially and adversely affect the properties or assets thereof.

	    (p) The issuance and delivery of the Depositary Shares and the Securities, the execution and delivery of this Agreement and the Deposit Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, the Certi cate of Incorporation or By-laws, as amended, of the Company, PT-FI or EMC or the Certi cate of Domestication of PT-FI or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, PT-FI or EMC is a party or by which any of their respective properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, PT-FI or EMC or any of their respective properties or assets (other than any such conflict, breach, violation or default which, individually or in the aggregate, would not have a material adverse effect on the condition ( nancial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole); and no consent, approval, authorization, order, registration or quali cation of or with any government, governmental instrumentality or court, domestic or foreign, including, without limitation, the U.S. Commodity Futures Trading Commission (the "CFTC"), is required for the valid authorization by the Company of the Securities or the Depositary Shares, the issuance and delivery of the Depositary Shares, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Deposit Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except the ling with the Secretary of State of the State of Delaware of a certi cate of designations with respect to the Securities and except such consents, approvals, authorizations, orders, registrations or quali cations as are required under the Act and the securities or Blue Sky laws of the various states in connection with the purchase by the U.S. Underwriters and distribution of the Securities and the Depositary Shares.

	    (q) This Agreement has been duly authorized, executed and delivered by the Company.

	    (r) The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

	    (s) There are no contracts or documents of the Company, PT-FI, EMC or RTM that are required to be led as exhibits to the
      Registration Statement or to any of the documents incorporated by reference therein by the Act, the Exchange Act or the Rules and Regulations of the Commission thereunder that have not been so led.

	    2. Purchase of Stock by the U.S. Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,000,000 shares of the Firm Stock to the several U.S. Underwriters and each of the U.S. Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that U.S. Underwriter's name in
Schedule 1 hereto, as such number may be increased in accordance with Section
9.

	    In addition, the  Company hereby grants to the U.S.  Underwriters an option to purchase up to 450,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such U.S. Underwriters in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

	    The purchase  price of both the  Firm Stock and  any Option Stock
shall be $     per share.

	    The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (each, as hereinafter de ned), as the case may be, except upon payment for all the Stock (including the International Stock) to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

	    3. Offering of Stock by the U.S. Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several U.S. Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

	    Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, (A) it is not purchasing any Stock for the account of anyone other than a U.S. Person (as de ned below) and (B) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of the Stock or distribute any Preliminary Prospectus or Prospectus to anyone other than a U.S. Person. As used herein, the terms "United States" and "U.S." shall mean the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and the term "U.S. Person" shall mean any resident or national of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (other than a foreign branch of any U.S. Person), and includes a United States branch of a person other than a U.S. Person.

	    Each U.S. Underwriter represents, warrants and agrees that neither it nor any of its agents or other persons acting on its behalf has marketed or will market the Securities or the Depositary Shares as futures contracts or commodity options or, except to the extent necessary to describe the functioning of the Securities and Depositary Shares or to comply with applicable disclosure requirements, as having the characteristics of futures contracts or commodity options; and the Representatives confirm to the Company that each dealer who has marketed or will market the Securities or Depositary Shares as a "Selected Dealer" at the written request of the Representatives has agreed to comply with such limitations.

	    4.   Delivery of  and Payment  for the  Stock.   Delivery of  and
payment for the Firm Stock shall be made at the o ce of Lehman Brothers Inc., 388 Greenwich Street (Cashier's Window, Main Level), New York, New York 10013, at approximately 9:30 a.m., New York City time, on the fth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certi cates representing the Firm Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by certi ed or o cial bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery of, and payment for, the Firm Stock at the time and place speci ed pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter and the Company hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certi cates for the Firm Stock, the Company shall make the certi cates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Delivery Date.

	    At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are each sometimes referred to as a "Delivery Date."

	    Delivery of  and payment  for the Option  Stock shall be  made at the o ce of Lehman Brothers Inc., 388 Greenwich Street (Cashier's Window, Main Level), New York, New York 10013 (or at such other place as shall be determined by agreement between the Representatives and the Company) at approximately 9:30 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certi cates representing the Option Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by certi ed or o cial bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery of, and payment for, the Option Stock at the time and place speci ed pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter and the Company hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certi cates for the Option Stock, the Company shall make the certi cates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

	    5.  Further Agreements of the Company.  The Company agrees:

	    (a)   The  Company will  cause the  Prospectus Supplement  to be led as required by Section 1(a) hereof (but only if the Representatives have not reasonably objected thereto by notice to the
      Company after having been furnished a  copy a reasonable time prior  to ling) and will  notify the Representatives promptly  of such  ling; as long as  a prospectus  is required  to be  delivered under  the Act  in connection with the sale of the Depositary Shares, the Company will notify the Representatives promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been led (and furnish the Representatives with copies thereof) and of any request by the
      Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and le with the Commission, promptly upon request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus that, in the opinion of the Representatives, may be necessary or advisable in connection with the distribution of the Securities and the Depositary Shares by the U.S. Underwriters; it will le no amendment or supplement to the
      Registration Statement or Prospectus (other than any document led under the Exchange Act that upon ling is deemed to be incorporated by reference therein) to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the ling; and it will furnish to the Representatives at or prior to the ling thereof a copy of any document that upon ling is deemed to be incorporated by reference in the Registration Statement or the Prospectus.

	    (b) The Company will advise the Representatives, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order preventing or suspending the use of any prospectus relating to the Securities or the Depositary Shares, of the suspension of the quali cation of the Securities or the Depositary Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or the Depositary Shares or suspending any such quali cation or to obtain its withdrawal if such a stop order or order should be issued.

	    (c) Within the time during which a prospectus relating to the Securities or the Depositary Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities or the Depositary Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus or to le under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company will promptly notify the Representatives and will amend or supplement the Registration Statement or the Prospectus or le such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

	    (d) The Company will arrange to qualify the Securities and the Depositary Shares for sale under the securities laws of such jurisdictions as the Representatives designate and will maintain such quali cations in effect so long as required for the distribution of such Securities and Depositary Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

	    (e) Neither the Company nor any of its agents or other persons acting on its behalf (other than the U.S. Underwriters and the
      International Managers, as to which the Company makes no covenant) will market the Securities or the Depositary Shares as futures contracts or commodity options or, except to the extent necessary to describe the functioning of the Securities and Depositary Shares or to comply with applicable disclosure requirements, as having the characteristics of futures contracts or commodity options.

	    (f) The Company will furnish to the Representatives and their counsel without charge, conformed copies of the Registration Statement as originally led and all amendments thereto, whether led before or after such Registration Statement originally became effective (including all exhibits thereto), and each Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof and supplements thereto, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.
	    (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end  of the 12-month period beginning at the  end of the scal quarter  of the Company  during which  the effective date  of the
      Registration Statement occurs, an earning statement of the  Company (in form complying with the provisions of Rule 158 under the Rules and Regulations), covering such 12-month period that shall satisfy the provisions of Section 11(a) of the Act, it being understood that the Company intends to satisfy this requirement by ling of its annual report on Form 10-K and its quarterly reports on Form 10-Q.

	    (h) The Company shall not, directly or indirectly, except with the prior written consent of the Representatives, during the period beginning from the date hereof and continuing to and including the day 90 days after the date hereof, offer, sell, contract to sell to any person other than the U.S. Underwriters or otherwise dispose of any securities of the Company which are, or which are convertible or exchangeable or exercisable for securities which are, substantially similar to the Depositary Shares or the Securities (the "Restricted Securities"), except for the Stock.

	    (i) The Company will promptly after the date hereof, in the event it has not already done so, le an application for the listing of the Depositary Shares on the New York Stock Exchange and will arrange to cause such Depositary Shares to be duly authorized for listing thereon, subject to o cial notice of issuance. The Company will use its best efforts to cause the Depositary Shares to be registered under the Exchange Act.

	    (j) During the period of ve years hereafter, the Company will furnish to the Representatives, as soon as practicable after the end of each scal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or de nitive proxy statement of the Company led with the Commission under the Exchange Act or mailed to shareholders and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

	    6.   Expenses.   The  Company,  whether  or not  the transactions
contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, ling and distribution of any Preliminary Prospectuses, the Prospectus, the Registration Statement and any amendments thereof or supplements thereto,
(ii) the preparation, printing and distribution of this Agreement, the International Managers' Questionnaire, the Agreement Among International Managers, the Supplemental Agreement Among U.S. Underwriters, the International Underwriting Agreement, the Agreement Between U.S. Underwriters and International Managers, any Selling Agreement, the Securities, the Depositary Receipts, the Deposit Agreement, the Certi cate of Designations, the shares of Common Stock and any Blue Sky memoranda, (iii) the distribution of the terms of agreement relating to the organization of the underwriting syndicate and the selling group to the members thereof by mail, telex or other means of communication, (iv) the issuance and delivery of the Depositary Receipts to you, (v) the fees and disbursements of the Company's counsel and accountants and other experts, (vi) the expenses of qualifying the Securities and the Depositary Shares under state securities laws in accordance with the provisions of Section 5(d), including ling fees and reasonable fees and disbursements of your counsel in connection therewith and in connection with any Blue Sky memoranda, (vii) the fees and expenses of the Depositary and any agent of the Depositary, including the fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Depositary Shares, (viii) the fees and expenses, if any, incurred in connection with the listing of the Depositary Shares on the New York Stock Exchange and (ix) any ling fee of the National Association of Securities Dealers, Inc. relating to the Securities. If the sale of the Securities and the Depositary Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be ful lled by the Company is not ful lled, the Company will reimburse you for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by you in connection with your investigation, preparing to market and marketing the Securities and the Depositary Shares or in contemplation of performing your obligations hereunder. The Company shall not in any event be liable to you for loss of anticipated pro ts from the transactions covered by this Agreement.

	    7. Conditions of U.S. Underwriters' Obligations. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

	    (a) The Prospectus Supplement shall have been led as required by Section 1(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the
      Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

	    (b) No U.S. Underwriter or International Manager shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Representatives is material, or omits to state a fact that in the opinion of the Representatives or counsel for the U.S. Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

	    (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the capital stock (other than changes resulting from issuances of shares of the Company's Class A Common Stock, par value $0.10 per share (the "Common Stock"), in connection with the conversion or exchange of any security of the Company outstanding on the date as of which such information is given), short-term debt or long-term debt of the Company and its subsidiaries, or any adverse change in the prospects, or any adverse change, or any development involving a prospective adverse change, in the condition ( nancial or other), business, net worth or results of operations of the Company and its subsidiaries or any change in the rating assigned to any securities of the Company that, in the judgment of the Representatives, makes it impractical or inadvisable to offer or deliver the Depositary Shares on the terms and in the manner contemplated in the Prospectus.

	    (d) The Representatives shall have received the opinion of Davis Polk & Wardwell, special counsel for the Company, dated such Delivery Date, to the effect that:

		(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation and PT-FI has been domesticated and is in good standing under the laws of its jurisdiction of domestication;

	       (ii) The Securities being delivered on such Delivery Date have been duly authorized and validly issued and are fully paid and non-assessable; and the issuance of such Securities is not subject to the preemptive rights of any stockholder of the Company;

	      (iii) The Depositary Shares being delivered on such Delivery Date have been duly issued in accordance with the provisions of the Deposit Agreement and the persons in whose names the Depositary Receipts being delivered on such Delivery Date are registered are entitled to the rights speci ed in such Depositary Receipts and in the Deposit Agreement;

	       (iv) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and the Deposit Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

		(v)     Pursuant  to   the  terms   of  the  Certi cate   of
	    Designations,   the   Securities   are   subject   to   mandatory
	    redemption, out of funds legally available therefor, in whole by the Company on February 1, 2006.

	       (vi) The statements in the Prospectus under the captions "Relationship of the Company Group with the FTX Group", "Description of Preferred Stock" and "Description of Depositary Shares", and in the Prospectus Supplement under the captions "Description of Gold-Denominated Preferred Stock" and "Description of Depositary Shares", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly and accurately present the information called for with respect to such documents and matters;

	      (vii) The Registration Statement has become effective under the Act; the Prospectus Supplement has been led as required by
	    Section 1(a) hereof; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any prospectus relating to the Securities or the Depositary Shares has been issued under the Act and no proceedings for that purpose have been instituted or threatened;

	     (viii) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of ling thereof with the Commission, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and such counsel has no reason to believe that any such part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and on such Delivery Date, and any amendment or supplement thereto, as of the date thereof and on such Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under
	    which they were made, not misleading; it being understood that such counsel need express no opinion as to the nancial
	    statements or other nancial data included or incorporated by reference in any of the documents mentioned in this clause
	    (viii);

	       (ix) This Agreement has been duly authorized, executed and delivered by the Company;

		(x) The issuance and delivery by the Company of the Depositary Shares, the execution and delivery of this Agreement and the Deposit Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and compliance by the Company with the terms of this Agreement and the Deposit Agreement, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter or by-laws of the Company or PT-FI, or (b) to the best of such counsel's knowledge, but without any independent investigation, any Federal securities law of the United States, any law of the State of New York or the Delaware General Corporation Law, or of any order, writ, judgment, decree, determination or award binding on the Company; and no consent, approval, authorization or order of, or ling with, any court or governmental agency or body, including, without limitation, the CFTC, is required for the consummation of the transactions contemplated by this Agreement, except (i) the ling of the Certi cate of Designations which has been made prior to the First Delivery Date and (ii) such as have been obtained under the Act and such as may be required under state laws in connection with the purchase and distribution of the Depositary Shares by the several U.S. Underwriters; and

	       (xi) The offer and sale of the Depositary Shares and the Securities do not violate the United States Commodity Exchange Act, as amended (the "CEA"), or the rules and regulations of the CFTC thereunder.

	    (e) The Representatives shall have received the opinion of John G. Amato, Esq., General Counsel of the Company, dated such Delivery Date, to the effect that:

		(i) Each of the Company and PT-FI has full power and authority (corporate and other) to conduct its business as described in the Prospectus and is duly quali ed to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such quali cation except where the failure to be so quali ed, considering all such cases in the aggregate, does not involve a material risk to the business, properties, nancial position or results of operations of the Company and its subsidiaries;

	       (ii)    The  documents   incorporated  by  reference  in  the
	    Prospectus, when they were led with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder; and such counsel believes that none of such documents, when such documents were so led, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so led, not misleading, it being understood that such counsel need express no opinion as to the nancial statements or other nancial data included in any of the documents mentioned in this clause (ii);

	      (iii) The descriptions in the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Prospectus (or required to be led under the Exchange Act if upon such ling they would be incorporated by reference therein) or to be led as exhibits to the Registration Statement that are not described and led as required;

	       (iv) The performance of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company or PT-FI is a party or by which any of them is bound or to which any of the property of any of them is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having
	    jurisdiction  over  the  Company  or   PT-FI  or  any   of  their
	    properties; and

		(v) The Company has an authorized capitalization as set forth in the Prospectus (other than changes resulting from
	    issuances of shares of Common Stock in connection with the conversion or exchange of any security of the Company outstanding on the date as of which such information is given); all the issued shares of capital stock of PT-FI shown in the Prospectus as beneficially owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are so owned subject to no security interest, other encumbrance or adverse claim.

	    (f) The Representatives shall have received the opinion of Miller & Chevalier, special tax counsel for the Company, dated such Delivery Date, to the effect that the description contained under "Certain Federal Income Tax Consequences" in the Prospectus Supplement is complete, fair and accurate in all material respects.

	    (g) The Representatives shall have received the opinion of Ali Budiardjo, Nugroho, Reksodiputro, special Indonesian counsel for the Company, dated such Delivery Date, to the effect that:

		(i) PT-FI has been duly organized and is an existing corporation in good standing under the laws of Indonesia;

	       (ii) the Contract of Work, dated December 30, 1991, between the Ministry of Mines of the Government of The Republic of Indonesia, acting for such Government, and PT-FI (the "Contract of Work"), has been duly authorized, executed and delivered by and constitutes the valid and binding obligation of the parties thereto, is in full force and effect and is enforceable in accordance with its terms;

	      (iii) other than those already granted in or pursuant to the Contract of Work and routine authorizations, permissions, consents or approvals (including approvals required under certain routine administrative regulations), which are of a minor nature and which are customarily granted in due course after application, or the denial of which would not materially adversely affect the business, present or proposed, of PT-FI, no registration with, or authorization or order of, The Government of Indonesia or any subdivision thereof is required to permit PT-FI to carry out its operations, including those described in the Prospectus; to procure and import equipment and other materials therefor; to export its products, or to construct, equip, own, operate or maintain its assets or business; and
	       (iv) to the best of such counsel's knowledge after due inquiry, other than routine tax audits conducted in accordance with the terms of the Contract of Work, there is no action, suit, proceeding or investigation by or before any Indonesian court or governmental authority pending or threatened against or affecting PT-FI or any of its properties or rights which, if determined adversely to PT-FI, would in the aggregate have a material adverse effect on its present or future business or condition.

	    (h) The Representatives shall have received the opinion of J. & A. Garrigues, special Spanish counsel for the Company, dated such Delivery Date, to the effect that

		(i) RTM has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation;

	       (ii) all issued and outstanding shares of the capital stock of RTM (the "RTM Shares") have been duly and validly authorized, issued and subscribed for by the Company pursuant to the Subscription Agreement, dated as of January 28, 1993, among Freeport-McMoRan Inc., RTM and Ercros, S.A. (the "Subscription Agreement");

	      (iii) when payment in full for the RTM Shares has been made in accordance with the terms of the Subscription Agreement, the RTM Shares will be fully paid and nonassessable;

	       (iv) until such time as the RTM Shares are fully paid, the maximum amount that may be assessed in respect of any such RTM Share is the difference between its par value of Ptas. 500 and the amount paid in respect of such share as of the date of such assessment; and

		(v) all RTM Shares are bene cially owned by the Company and are so owned subject to no security interest, other encumbrance or adverse claim.

	    (i) The Representatives shall have received from Sullivan & Cromwell, counsel to the U.S. Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities and the Depositary Shares being delivered on such Delivery Date, the Deposit Agreement, the Registration Statement, the Prospectus and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

	    (j) The Representatives shall have received the opinion of Cleary, Gottlieb, Steen & Hamilton, special commodities counsel to the U.S. Underwriters, dated such Delivery Date, to the effect that the offer, sale, issuance and delivery by the Company of the Securities and the Depositary Shares being delivered on such Delivery Date in the manner contemplated by this Agreement, the International Underwriting Agreement and the Prospectus, the execution and delivery of this Agreement, the International Underwriting Agreement and the Deposit Agreement and the performance by the Company of its obligations under the terms of the Securities and the Depositary Shares will not violate the CEA or the rules and regulations of the CFTC thereunder.

	    (k) At the time of execution of this Agreement and on each Delivery Date, the Representatives shall have received a letter from Arthur Andersen & Co., dated the date of delivery thereof, to the effect that (i) they are independent certi ed public accountants with respect to the Company and PT-FI within the meaning of the Act and the Rules and Regulations and that the answer to Item 10 of the Registration Statement form is correct insofar as it relates to them;
      (ii) in their opinion, the nancial statements and schedules examined by them included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and the published Rules and Regulations thereunder;
      (iii) based upon a review made in accordance with standards established by the American Institute of Certi ed Public Accountants of the unaudited consolidated condensed pro forma nancial information incorporated by reference in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that such unaudited pro forma consolidated condensed nancial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (iv) as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

	    (l) At the time of execution of this Agreement and on each Delivery Date, the Representatives shall have received a letter from Coopers & Lybrand, S.A., dated the date of delivery thereof, to the effect that they are independent certi ed public accountants with respect to RTM within the meaning of the Act and the Rules and Regulations.

	    (m)   The Representatives shall have received from the Company a certi cate, signed by the Chairman of the Board, the President or a Vice President and by the principal nancial or accounting o cer, dated such Delivery Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

		(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Company has complied with all the agreements and satis ed all the conditions on its part to be performed or satis ed at or prior to such Delivery Date;

	       (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

	      (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an
	    amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be led under the Exchange Act and the Rules and Regulations thereunder that upon such ling would be deemed to be incorporated by reference in the Prospectus that has not been so led.

	    (n) The Depositary Shares shall have been duly approved for listing by the New York Stock Exchange, subject only to o cial notice of issuance.

	    (o) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or limitation in trading in the Common Stock or in securities generally on the New York Stock Exchange or the American Stock Exchange or any setting of minimum or maximum prices or ranges of prices for trading on any such Exchange;
      (ii) a moratorium on banking activities in New York declared by either Federal or New York State authorities; or (iii) any material adverse change in the nancial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis involving the United States, or the declaration by the United States of a national emergency or war, if the effect of any such event speci ed in clause
      (iii) above in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Depositary Shares to be purchased by the U.S. Underwriters.

	    (p) The Company shall have furnished to the Representatives such further certi cates and documents as the Representatives shall have reasonably requested.

	    (q) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

	    All opinions, letters, evidence and certi cates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the U.S. Underwriters.

	    8.  Indemni cation and Contribution.

	    (a) The Company will indemnify and hold harmless each U.S. Underwriter and each person who controls each U.S. Underwriter within the meaning of the Act as follows:

	    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such U.S. Underwriter may become subject, under the Act or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement (or any amendment thereto), when such part became effective, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

	  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such U.S. Underwriter may become subject, under the Act or otherwise, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

	 (iii) against any and all expense whatsoever, as incurred by each U.S. Underwriter (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the U.S. Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by any U.S. Underwriter through the Representatives, or by any International Manager expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company shall not be liable to any U.S. Underwriter under the indemnity agreement in this Section 8(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such U.S. Underwriter results from the fact that such U.S. Underwriter sold Stock to a person as to whom it shall be established that there was not sent or given, at or prior to the written con rmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (in either case excluding documents incorporated therein by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in su cient quantity to such U.S. Underwriter and the loss, claim, damage or liability of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identi ed in writing at such time to such U.S. Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented (in either case excluding documents incorporated therein by reference).

	    (b) Each U.S. Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its o cers who signed the Registration Statement, and each person who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the U.S. Underwriters, but only to the extent the related untrue statement or alleged untrue statement or omission or alleged omission was made in the related document referred to in the foregoing indemnity in reliance upon and in conformity with written information relating to the Representatives furnished to the Company by the Representatives, or by such U.S. Underwriter through the Representatives, expressly for inclusion in the preparation of the documents referred to in the foregoing indemnity.

	    (c) Promptly after receipt by an indemni ed party under subsection (a) or (b) above of notice of the commencement of any action, such indemni ed party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties shall not relieve it from any liability that it may have to any indemni ed party otherwise than under such subsection. In case any such action shall be brought against any indemni ed party, and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly noti ed, by written notice delivered to such indemni ed party promptly after receiving the aforesaid notice from such indemni ed party, to assume the defense thereof, with counsel satisfactory to such indemni ed party (who shall not, except with the consent of the indemni ed party, be counsel to the indemnifying party); provided, however, that if, in the judgment of such indemni ed party, a conflict of interest exists where it is advisable for such indemni ed party to be represented by separate counsel, the indemni ed party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties, and after notice from the indemnifying party or parties to such indemni ed party of its election so to assume the defense thereof and approval by the indemni ed party of counsel, the indemnifying party or parties shall not be liable to such indemni ed party under such subsection for any legal or other expenses subsequently incurred by such indemni ed party in connection with the defense thereof unless (i) the indemni ed party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemni ed parties under subparagraph (a) of this
Section 8 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemni ed party to represent the indemni ed party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemni ed party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

	    (d)  If the  indemni cation provided  for in  this  Section 8  is unavailable or insu cient to hold harmless an indemni ed party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemni ed party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative bene ts received by the Company on the one hand and the U.S. Underwriters on the other from the offering of the Stock to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemni ed party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemni ed party in such proportion as is appropriate to reflect not only such relative bene ts but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative bene ts received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the U.S. Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemni ed party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemni ed party in connection with investigating or defending against any such action or claim. Notwithstanding the provisions of this subsection (d), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount for the Stock underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

	    (e) The U.S. Underwriters severally con rm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the U.S. Underwriters speci cally for inclusion in the Registration Statement and the Prospectus.

	    (f) All representations, warranties, and agreements of the Company herein or in certi cates or letters of o cers delivered pursuant hereto, and the agreements of the several U.S. Underwriters contained in this
Section 8, shall remain operative and in full force and effect regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or any U.S. Underwriter or any controlling person, and shall survive delivery of any Depositary Shares to the U.S. Underwriters.

	    9. Defaulting U.S. Underwriters. (a) If any of the U.S. Underwriters or International Managers shall fail to take up and pay for the amount of Stock or International Stock, as the case may be, agreed by such U.S. Underwriter or International Manager to be purchased hereunder or under the International Underwriting Agreement on any Delivery Date, upon tender of such Stock or International Stock in accordance with the terms hereof or thereof, and the amount of Stock and International Stock not purchased does not aggregate more than 10% of the total amount of Stock and International Stock that the U.S. Underwriters and International Managers are obligated to purchase hereunder and thereunder on such Delivery Date, the remaining U.S. Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder except as may otherwise be determined by the Representatives) the Stock that the withdrawing or defaulting U.S. Underwriters agreed but failed to purchase.

	    (b) If any U.S. Underwriters or International Managers shall fail to take up and pay for the amount of Stock or International Stock, as the case may be, agreed by such U.S. Underwriter or International Manager to be purchased hereunder or under the International Underwriting Agreement on any Delivery Date, upon tender of such Stock or International Stock in accordance with the terms hereof or thereof, and the amount of Stock and International Stock not purchased aggregates more than 10% of the total amount of Stock and International Stock that the U.S. Underwriters and International Managers are obligated to purchase hereunder and thereunder on such Delivery Date, and arrangements satisfactory to you, the International Managers and the Company for the purchase of such Stock and International Stock by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any U.S. Underwriter with respect to Stock not purchased by reason of such termination (except to the extent provided in Section 6 and Section 8 hereof) nor shall any U.S. Underwriter (other than a U.S. Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Stock agreed by such U.S. Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Stock (except to the extent provided in Section 8 hereof).

	    10. Termination. The obligations of the U.S. Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to delivery of any payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(c) or 7(o) have occurred.

	    11.    Notices,  etc.    All  statements,  request,  notices  and
agreements hereunder shall be in writing, and:

	       (a) if to the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285; and

	       (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: John
	    G. Amato, Esq., General Counsel;

provided, however, that any notice to a U.S. Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in its acceptance telex to the representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S. Underwriters by Lehman Brothers Inc. on behalf of the Representatives.
	    12. Persons Entitled to Bene t of Agreement. This Agreement shall inure to the bene t of, and be binding upon the U.S. Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole bene t of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the bene t of the person or persons, if any, who control any U.S. Underwriter within the meaning of Section 15 of the Act and for the bene t of each International Manager (and controlling persons thereof) who offers or sells any shares of Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the U.S. Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the bene t of directors of the Company, o cers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

	    13. De nition of Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than a day on which banks are authorized or obligated by law or executive order to close in New York City and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

	    14.   Governing  Law.   THIS AGREEMENT  SHALL BE  GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

	    15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

	    16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



	    If the foregoing correctly sets forth the agreement between the Company and the U.S. Underwriters, please indicate your acceptance in the space provided for the purpose below.
				     Very truly yours,

				     FREEPORT-MCMORAN  COPPER  &  GOLD INC.

				     By: _____________________________



Accepted:
LEHMAN BROTHERS INC.
KIDDER, PEABODY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
S.G.WARBURG & CO. INC.
  For themselves and as Representatives
  for each of the several U.S. Underwriters

By:  LEHMAN BROTHERS INC.


By: --------------------------------------
	  Authorized Representative



				    SCHEDULE 1


								  AMOUNT OF
								 DEPOSITARY
								  SHARES
								   TO BE
	 U.S. UNDERWRITER                                         PURCHASED


Lehman Brothers Inc.   . . . . . . . . . . . . . . . . . . . . . . .  312,500
   Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . . . .  312,500
   Merrill Lynch, Pierce, Fenner & Smith
		   Incorporated  . . . . . . . . . . . . . . . . . .  312,500
   S.G.Warburg & Co. Inc.  . . . . . . . . . . . . . . . . . . . . .  312,500
   Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . .   70,000
   CS First Boston Corporation . . . . . . . . . . . . . . . . . . .   70,000
   Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . .   70,000

   A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . .   70,000
   Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . .   70,000
   Kemper Securities, Inc. . . . . . . . . . . . . . . . . . . . . .   70,000
   Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . .   70,000
   Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . .   70,000
   Robertson, Stephens & Company, L.P. . . . . . . . . . . . . . . .   70,000
   Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . .   70,000
   Smith Barney Shearson Inc.  . . . . . . . . . . . . . . . . . . .   70,000
   Wertheim Schroder & Co. Incorporated  . . . . . . . . . . . . . .   70,000
   The Robinson-Humphrey Company, Inc. . . . . . . . . . . . . . . .   70,000
   Advest, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   40,000
   Robert W. Baird & Co. Incorporated  . . . . . . . . . . . . . . .   40,000
   Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . . .   40,000
   Craigie Incorporated  . . . . . . . . . . . . . . . . . . . . . .   40,000
   Crowell, Weedon & Co. . . . . . . . . . . . . . . . . . . . . . .   40,000
   Dain Bosworth Incorporated  . . . . . . . . . . . . . . . . . . .   40,000
   Doley Securities, Inc.  . . . . . . . . . . . . . . . . . . . . .   40,000
   Fahnestock & Co. Inc. . . . . . . . . . . . . . . . . . . . . . .   40,000
   First Albany Corporation  . . . . . . . . . . . . . . . . . . . .   40,000
   Ladenburg, Thalmann & Co. Inc.  . . . . . . . . . . . . . . . . .   40,000

   Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . . .   40,000
   McDonald & Company Securities, Inc. . . . . . . . . . . . . . . .   40,000
   Mesirow Financial, Inc. . . . . . . . . . . . . . . . . . . . . .   40,000
   Pennsylvania Merchant Group Ltd . . . . . . . . . . . . . . . . .   40,000
   Ragen MacKenzie Incorporated  . . . . . . . . . . . . . . . . . .   40,000
   Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . .   40,000
   Roney & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40,000
   Scott & Stringfellow, Inc.  . . . . . . . . . . . . . . . . . . .   40,000
   Southcoast Capital Corporation  . . . . . . . . . . . . . . . . .   40,000
   Sutro & Co. Incorporated  . . . . . . . . . . . . . . . . . . . .   40,000
   Tucker Anthony Incorporated . . . . . . . . . . . . . . . . . . .   40,000
								     ---------

     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,000,000
								    =========